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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 October 4, 2001

                               WEBVAN GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


        000-27541                                          77-0446411
 -------------------------                     --------------------------------
   (Commission File No.)                         (IRS Employer Identification
                                                             Number)

                               310 Lakeside Drive
                          Foster City, California 94404
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                    (Address of principal executive offices)

                                 (650) 627-3000
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              (Registrant's telephone number, including area code)

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Item 2.   Approval to Sell Technology Assets and Oakland Distribution Center to
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Kaiser Foundation Hospitals
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     On October 4, 2001, Webvan Group, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety, stating that Webvan Group Inc., along with its subsidiary, HomeGrocer.com, sold its technology platform for $2.65 million to Kaiser Foundation Hospitals. Kaiser also purchased Webvan's assets in its Oakland Distribution Center for approximately $1.4 million, assuming the center's lease obligations as part of the sale. The transaction, which was approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on October 3, was closed immediately thereafter with Kaiser taking possession of the platform and the Oakland facility.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits
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     (a.) Financial Statements.

          Not applicable.

     (b.) Pro Forma Financial Information

          Not applicable.

     (c.) Exhibits

          99.1 Press release of Webvan Group, Inc. issued October 4, 2001.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Webvan Group, Inc.

Dated: October 4, 2001                 By:  /s/ Mark Holtzman
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                                            Mark Holtzman
                                            Vice President, Controller
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